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                                                                   EXHIBIT 10.47

                       AMENDMENT NO.1 TO WARRANT AGREEMENT

         This Amendment No. 1 to Warrant Agreement, dated as of February 27, 2002 (the "Amendment") to the Warrant Agreement dated as of May 1, 1997 (the "Warrant Agreement"), between General Credit Corporation, a New York corporation (the "Company") and American Stock Transfer & Trust Company, a New York corporation (the "Warrant Agent"). All capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Warrant Agreement, and all references to paragraphs or sections in this Amendment shall correspond to the same paragraphs or sections as set forth in the Warrant Agreement.

         WHEREAS, the Company desires to amend the Warrant Agreement, as provided in this Amendment;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. Paragraph 3.1 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

                  Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof; subject to the provisions of such Warrant and of this Agreement, to purchase from the Company one share of Common Stock for $1.50 per whole share, subject to the adjustments provided in
Section 4 hereof. The term "Warrant Price' as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

         2. Paragraph 3.2 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

                  Duration of Warrants. A Warrant may be exercised only during the period ("Exercise Period") commencing on April 24, 1997 and terminating at 4:00 p.m. EST on April 30, 2003; provided, however, that the Exercise Period of the Warrants shall terminate earlier on the date fixed for redemption of such Warrants as provided in Section 6 of this Agreement ("Expiration Date"). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company has the right, in its sole, discretion, to extend the expiration date of the Warrants on five business days prior written notice to the holders of the Warrants.

         3. Paragraph 6.1 of the Warrant Agreement is hereby deleted in its entirety and replaced with the following:

                  Redemption. The Warrants may be redeemed, at the option of the Company, as a whole at any time or in part from time to time, after April 24,


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1997, and prior to their expiration, in any proportion as the Company in it sole discretion may determine, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.25 per Warrant ("Redemption Price"), provided that the closing bid price of the Common Stock as reported on Nasdaq, or the closing sale price, as reported on a national or regional securities exchange, as applicable, of the shares of the Common Stock for 30 consecutive trading days ending within 10 days of the notice of redemption of the Warrants averages at least $3.00 per share, subject to adjustment, and further provided that the Company shall give written notice of the Company's intent to redeem the Warrants at least five business days prior to the date of the notice of redemption.

         4. This Amendment sets forth the entire amendment being made to the Warrant Agreement. Except as specifically provided in this Amendment, the Warrant Agreement and all Warrant Certificates remain in full force and effect in accordance with their terms. References in any Warrant Certificate to the Warrant Agreement shall be deemed to refer to the Warrant Agreement, as amended by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                            GENERAL CREDIT CORPORATION, a New
                                            York corporation

                                            By: /s/ IRWIN ZELLERMAIER
                                                -------------------------------
                                            Name: Irwin Zellermaier
                                            Title: Chief Executive Officer



                                            AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY, a New York corporation

                                            By: /s/ HERBERT J. LEMMER
                                                -------------------------------
                                            Name: Herbert J. Lemmer
                                            Title: Vice President

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